               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          TCW/DW INCOME and GROWTH FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)

                                  _                              _
                                 |        ______________________  |
FORMULA:                         |       |                        |
                                 |  /\ n |          EV            |
                       t  =      |    \  |     -------------      |  - 1
                                 |     \ |           P            |
                                 |      \|                        |
                                 |_                              _|

                                     EV
                      TR  =      ----------   - 1
                                      P


                t = AVERAGE ANNUAL COMPOUND RETURN
                n = NUMBER OF YEARS
               EV = ENDING VALUE
                P = INITIAL INVESTMENT
               TR = TOTAL RETURN



                                               (B)                                                (A)
  $1,000            EV AS OF                TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P           31-Jan-96            RETURN - TR           YEARS - n                   COMPOUND RETURN - t
----------------    -------------           -----------           -----------------    ------ ------------------------
  31-Jan-95            $1,205.20                 20.52%                     1.0000                      20.52%

  31-Mar-93            $1,309.20                 30.92%                     2.8364                       9.97%


(C)           GROWTH OF $10,000
(D)           GROWTH OF $50,000
(E)           GROWTH OF $100,000


FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION



$10,000             TOTAL                    (C)   GROWTH OF       (D)   GROWTH OF             (E)   GROWTH OF
INVESTED - P        RETURN - TR             $10,000 INVESTMENT- G $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
-----------         -----------             --------------------------------------      ---------------------- -----------
  31-Mar-93              30.92                  $13,092                         $65,460                   $130,920